Exhibit 99.1

Media Release Contacts Sie Soheili Sie.Soheili@capitalone.com
Danielle Dietz Danielle.Dietz@capitalone.com

For Release: June 30, 2023

Capital One Announces Stress Capital Buffer Requirement

MCLEAN, Va. (June 30, 2023) Capital One Financial Corporation (NYSE: COF) today announced its preliminary Stress Capital Buffer Requirement (“SCB”), as calculated based on the Federal Reserve’s 2023 Comprehensive Capital Analysis and Review process (“CCAR”), is 4.8 percent, effective October 1, 2023. Capital One’s previously disclosed SCB of 3.1 percent, as calculated based on the 2022 CCAR process, will remain in effect through the end of the third quarter of 2023.

About Capital One
Capital One Financial Corporation (www.capitalone.com) is a financial holding company which, along with its subsidiaries, had $349.8 billion in deposits and $471.7 billion in total assets as of March 31, 2023. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches located primarily in New York, Louisiana, Texas, Maryland, Virginia, New Jersey and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

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